                                                                    EXHIBIT 10.4

                            SECURED PROMISSORY NOTE
                            [ACQUISITION TERM LOANS]


$15,000,000.00                    DALLAS, TEXAS                   APRIL 29, 1998


         FOR VALUE RECEIVED, each of the undersigned (collectively, "Borrower"), hereby jointly and severally promise to pay to the order of Fleet Capital Corporation, a Rhode Island corporation ("Lender"), at 2711 North Haskell, Suite 2100, LB 21, Dallas, Texas 75204, or at such other address as the holder hereof shall so notify Borrower, in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), or as much as may be advanced hereunder as Acquisition Term Loans (as defined in the Loan Agreement), together with interest from and after the date of the funding of the initial Acquisition Term Loan hereunder on the unpaid principal balance outstanding at a variable rate per annum equal to the lesser of (i) the Applicable Annual Rate (as defined in the Loan Agreement), or (ii) the Maximum Legal Rate.

         This Secured Promissory Note (this "Note") is the Acquisition Term Loans Note referred to in, and is issued pursuant to, that certain SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT between Sepco Industries, Inc. and Lender dated April 1, 1994 (as amended, renewed and extended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and all other instruments evidencing or securing the indebtedness hereunder (including, without limitation, the "Other Agreements" as defined in the Loan Agreement) are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used in this Note, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the Loan Agreement.

         Borrower acknowledges and understands that the Base Rate merely serves as a basis upon which effective rates of interest are calculated for loans making reference to the per annum rate of interest established by Bank from time to time as its base rate and that such rate may not be the lowest or best rate at which Bank calculates interest or extends credit. After the date of the funding of the initial Acquisition Term Loan hereunder, the rate of interest in effect hereunder on each portion of the outstanding principal amount of this Note that is not a Eurodollar Loan (as defined in the Loan Agreement) shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the date that any such change in the Base Rate becomes effective. The Base Rate in effect on the date of the funding of the initial Acquisition Term Loan hereunder shall be the Base Rate effective as of the opening of business on the date of funding. The rate of interest in effect hereunder may be increased in accordance with the provisions of the Loan Agreement. Interest on this Note shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days); provided, however, interest due at the



SECURED PROMISSORY NOTE - PAGE 1

         Maximum Legal Rate shall be calculated on the basis of actual days elapsed over a year of 365 or 366 days, as the case may be.

         Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of this Note shall bear interest, at a fluctuating rate per annum equal to the lesser of (i) 4% above the Applicable Annual Rate (the "Default Rate"), calculated daily (computed on the actual days elapsed over a year of 360 days), or (ii) the Maximum Legal Rate.

         If at any time the amount of such interest computed on the basis of the Applicable Annual Rate or the Default Rate, whichever is applicable (the "Applicable Rate"), would exceed the amount of such interest computed upon the basis of the maximum rate of interest permitted by applicable state or federal law in effect from time to time hereafter (the "Maximum Legal Rate"), the interest payable under this Note shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Applicable Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Note equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Applicable Rate.

         The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

                 (a) interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on the first day of the first month after the funding of the initial Acquisition Term Loan, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

                 (b) with respect to each Acquisition Term Loan funded hereunder prior to October 1, 1998, principal installments equal to 1/60 of the original principal amount of such Acquisition Term Loan shall be due and payable monthly, commencing on October 1, 1998, and continuing regularly thereafter on the first day of each succeeding month during the term of this Note;

                 (c) with respect to each Acquisition Term Loan funded hereunder on or after October 1, 1998, principal installments equal to 1/60 of the original principal amount of such Acquisition Term Loan shall be due and payable monthly, commencing on the first day of the first month immediately succeeding the funding of such Acquisition Term Loan and continuing regularly thereafter on the first day of each succeeding month thereafter during the term of this Note; and

                 (d) the entire unpaid principal balance hereof, together with any and all other amounts due hereunder, shall be due and payable in full on the last day of the Original Term or the Renewal Term, as applicable.






SECURED PROMISSORY NOTE - PAGE 2

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 3.3 thereof or otherwise.

         The occurrence of an Event of Default under the Loan Agreement, including, without limitation, the failure to pay any installment of principal or interest on this Note in full on or within ten days after the due date thereof in accordance with the terms of this Note, shall constitute an event of default under this Note and shall entitle Lender, at its option, upon, or at any time after the occurrence of any such Event of Default, to declare the then outstanding principal balance and accrued interest hereof to be, and the same shall thereupon become, immediately due and payable without notice to or demand upon Borrower, all of which Borrower hereby expressly waives. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition to the principal balance and accrued interest hereof, reasonable attorneys' fees and court costs.

         This Note shall be subject to mandatory prepayment, without premium or penalty, in accordance with the provisions of Section 3.4(D) of the Loan Agreement. Subject to the next sentence, Borrower may voluntarily prepay, without premium or penalty, this Note in whole at any time or in part from time to time upon ten days' prior written notice to Lender, provided that each such prepayment shall be made together with accrued interest on the principal amount so prepaid on the prepayment date, and any partial prepayment shall be in an amount equal to $100,000 or in $100,000 multiples thereof. If Borrower terminates the Loan Agreement pursuant to Section 3.3(B) thereof, then, upon the effective date of such termination, Borrower shall pay to Lender (in addition to any other charges due under the terms of the Loan Agreement) the termination charge provided for in Section 3.3(C) of the Loan Agreement.

         All partial prepayments, whether mandatory or voluntary, shall be applied to installments of principal in the inverse order of their maturities.

         No agreements, conditions, provisions or stipulations contained in the Loan Agreement, this Note or any other instrument, document or agreement between Borrower and Lender or default of Borrower, or the exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in the Loan Agreement, this Note or any other agreement between Borrower and Lender, or the arising from any contingency whatsoever, shall entitle Lender to charge or collect, in any event, interest exceeding the Maximum Legal Rate and in no event shall Borrower be obligated to pay interest exceeding such Maximum Legal Rate and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay a rate of interest exceeding the Maximum Legal Rate, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged or collected in excess of the Maximum Legal Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or collection shall be the result of an accident and bona fide error, and such Excess shall be, first, applied to reduce the principal then unpaid hereunder; second, applied to reduce the Obligations; and third, returned to Borrower, it being the intention of the parties hereto not to enter at any time into a usurious or






SECURED PROMISSORY NOTE - PAGE 3
otherwise illegal relationship. Borrower recognizes that, with fluctuations in the Applicable Annual Rate, the Default Rate and the Maximum Legal Rate, such an unintentional result could inadvertently occur. By the execution of this Note, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon the charging or receiving of any interest in excess of the maximum authorized by applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Note, shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of acceleration, notice of intent to accelerate, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, as more fully provided in
Section 12.18 of the Loan Agreement.


             [The remainder of this page intentionally left blank.]






SECURED PROMISSORY NOTE - PAGE 4

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered on the date first above written.

                                                   SEPCO INDUSTRIES, INC.

                                                   By:     /s/ Gary A. Allcorn
                                                           ---------------------
                                                   Name:   Gary A. Allcorn
                                                           ---------------------
                                                   Title:  Senior V.P./Finance
                                                           ---------------------

                                                   BAYOU PUMPS, INC.

                                                   By:     /s/ GARY A. ALLCORN
                                                           ---------------------
                                                   Name:   Gary A. Allcorn
                                                           ---------------------
                                                   Title:  Senior V.P./Finance
                                                           ---------------------

                                                   AMERICAN MRO, INC.

                                                   By:     /s/ Gary A. Allcorn
                                                           ---------------------
                                                   Name:   Gary A. Allcorn
                                                           ---------------------
                                                   Title:  Senior V.P./Finance
                                                           ---------------------






SECURED PROMISSORY NOTE - PAGE 5